SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ELECTRO RENT CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	1)	Amount Previously Paid
	2)	Form Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ELECTRO RENT CORPORATION

6060 Sepulveda Boulevard
Van Nuys, California 91411-2512
_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE*
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
COMPARISON OF TOTAL SHAREHOLDER RETURN
APPROVAL OF SELECTION OF INDEPENDENT AUDITORS
DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2005 ANNUAL MEETING
OTHER MATTERS
ANNEX A
APPENDIX A TO AUDIT COMMITTEE CHARTER
ANNEX B

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 14, 2004

DEAR SHAREHOLDERS:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of ELECTRO RENT CORPORATION to be held on Thursday, October 14, 2004, at 10:00 o’clock A.M., at our offices, located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. At the meeting we will:

1.	Elect seven directors to serve as members of our Board of Directors until the next Annual Meeting or until their successors are elected.

2.	Approve the selection of Deloitte & Touche LLP as our independent auditors.

3.	Transact and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Shareholders of record at the close of business on August 18, 2004 are entitled to vote at the Annual Meeting. We urge you to vote your shares promptly by signing, dating and marking the enclosed proxy. You have the right to revoke your proxy before it is exercised by giving us written notice any time before the Annual Meeting.

     All shareholders are cordially invited to attend the meeting in person. In any event, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors

/s/ Steven Markheim
Steven Markheim, Secretary

DATED: August 18, 2004

Your vote is important, whether or not you expect to attend the Annual Meeting of Shareholders; please mark, date, sign and return promptly the enclosed proxy in the stamped return envelope provided. Your prompt return of the proxy will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

The Annual Meeting is on October 14, 2004. Please return your proxy in time.

ELECTRO RENT CORPORATION

6060 Sepulveda Boulevard
Van Nuys, California 91411-2512
_____________________________

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held On Thursday, October 14, 2004
_____________________________

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

     Unless otherwise noted (1) the terms “Electro Rent,” “we,” “us,” and “our,” refer to Electro Rent Corporation and its subsidiaries, (2) the terms “Common Stock” and “shareholder(s)” refer to Electro Rent’s common stock and the holders of that stock, respectively, and (3) the term “Board” refers to our Board of Directors.

     We are furnishing this Proxy Statement to you in connection with our solicitation of proxies at our Annual Meeting of shareholders on October 14, 2004, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended May 31, 2004. However, the Annual Report is not intended to be a part of this Proxy Statement or a solicitation of proxies. We are first mailing this Proxy Statement and the accompanying form of proxy on or about August 18, 2004.

Time, Place and Purposes

     We will hold our Annual Meeting at our offices, located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512 on Thursday, October 14, 2004 at 10:00 A.M., local time. At the Annual Meeting, we will ask you:

•	To elect seven directors to serve as members of our Board until the next Annual Meeting or until their successors are elected.

•	To approve the selection of Deloitte & Touche LLP as our independent auditors.

     Although we are not aware of any other matters to be submitted to our shareholders at the Annual Meeting, any other business which properly comes before the meeting may be transacted at the meeting. If other matters do properly come before the meeting, the persons named in the enclosed proxy may vote on such matters in accordance with their best judgment.

Record Date; Voting Rights; Votes Required for Approval

     Our Board has fixed the close of business on August 18, 2004 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the record date will be entitled to vote at the Annual Meeting.

     As of August 18, 2004, the record date, there were 24,901,373 shares of Common Stock issued and outstanding. Each share is entitled to one vote.

     Holders of a majority of the issued and outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The seven nominees for the Board receiving the greatest numbers of votes at the meeting will be elected to the seven director positions. The selection of Deloitte & Touche LLP as our independent auditors must be approved by the shareholders holding a majority of shares present, or represented, and voting at the Annual Meeting, assuming the required quorum is present. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal.

Voting and Revocation of Proxies

     All shares represented by valid proxies that we receive before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy, unless the proxy has been previously revoked. If no specification is made on a proxy with respect to a proposal, the related shares will be voted “FOR” that proposal. Unless you indicate otherwise, your proxy card also will confer discretionary authority on the board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting.

     You have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to our Secretary by mail or by facsimile, by submitting a subsequent later-dated proxy or by voting in person at the Annual Meeting.

Costs of Solicitation

     We will pay the expenses of printing, assembling and mailing this Proxy Statement. In addition to the use of the mails, our directors, officers or regular employees may solicit proxies without additional compensation, except for reimbursement of actual expenses. They may do so using the mails, in person, by telephone, by facsimile transmission or by other means of electronic communication. We may also make arrangements with brokerage firms and custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Common Stock held of record by such persons as of the record date. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending these proxy materials to, and obtaining instructions from, beneficial owners.

Recommendation of our Board

     Our Board unanimously recommends that you vote “FOR” each of the nominees to be elected to the Board and “FOR” the selection of Deloitte & Touche LLP as our independent auditors.

     If you sign and return your proxy but do not give voting instructions, your shares will be voted as recommended by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the record date the holdings (i) by each person who we know owns 5% or more of our Common Stock, (ii) each of our directors, (iii) each person named in the summary compensation table, and (iv) by all directors and officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock
	Number of	Percent of
Name and Address of Owner(1)	Shares(2)	Class(2)
Private Capital Management(3)	5,438,468	21.8%
7295 Tilden Lane
Naples, Florida 34108
Daniel Greenberg(2)(4)	4,155,513	16.6%
T. Rowe Price Associates, Inc.(5)	3,725,700	15%
100 East Pratt Street
Baltimore, Maryland 21202
Gerald D. Barrone	38,933	*
Nancy Y. Bekavac	27,703	*
Dennis M. Clark(2)	41,294	*
Karen J. Curtin (6)	1,246	*
Phillip Greenberg(7)	2,372,573	9.5%
Craig R. Jones (2)	47,382	*
Joseph J. Kearns	9,560	*
S. Lee King	49,166	*
Steven Markheim(2)	174,348	*
Gary B. Phillips(2)	180,927	*
James S. Pignatelli	10,674	*
Executive Officers and Directors as a Group (17 Persons)(8).	4,983,133	18.9%

*	Less than 1%.

(1)	The address of each shareholder is 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, unless otherwise set forth in the table.

(2)	Any shares which are available under options which are currently exercisable or which will become exercisable within 60 days after the date as of which information in this table is provided are considered to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not considered outstanding for the purpose of computing the percentage of shares owned by any other person. The number of shares in this table includes shares issuable upon exercise of options currently exercisable or exercisable within 60 days after the date as of which information in this table is provided as follows: Mr. Daniel Greenberg (referred to as “Mr. Greenberg”), 110,108 shares; Mr. Phillips, 171,138 shares; Mr. Markheim, 161,963 shares; Mr. Jones, 47,259 shares; and Mr. Clark, 41,294 shares.

(3)	Based upon information disclosed in the Form 13F filed by Private Capital Management on February 13, 2004, it beneficially owns 5,438,468 shares. Based upon information contained in the Schedule 13G filed by Private Capital Management on February 13, 2004, it has sole voting and disposition power with respect to no shares and has shared voting and disposition power with respect to 5,438,468 shares. Bruce S. Sherman has sole voting and disposition power with respect to 48,600 shares and has shared voting and disposition power with respect to 5,442,968 shares. Gregg J. Powers has sole voting and disposition power with respect to 9,000 shares and has shared voting and disposition power with respect to 5,438,468 shares.

(4)	Based upon information contained in the Schedule 13G filed by Daniel Greenberg on February 13, 2004, Mr. Greenberg has sole voting and disposition power with respect to 3,934,909. The 4,155,513 shares reflected in the table include: (a) 110,496 shares held by The Mayer

Greenberg Foundation, which Daniel Greenberg has the right to vote, but as to which he disclaims beneficial ownership, and (b) 110,108 shares issuable upon options currently exercisable or exercisable within 60 days after the date as of which information in this table is provided.

(5)	Based upon information contained in the Schedule 13G filed by T. Rowe Price Associates, Inc. on February 5, 2004, it has sole voting power with respect to 937,800 shares and sole dispositive power with respect to 3,725,700 shares. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 1,991,900 shares, but does not have sole or shared dispositive power to any shares.

(6)	Ms. Curtin was appointed as a director of the Company on April 8, 2004.

(7)	Based upon information contained in the Schedule 13G filed by Phillip Greenberg on February 13, 2004, Mr. Phillip Greenberg has sole voting and disposition power with respect to 2,372,573 shares.

(8)	Based on publicly available share ownership information and includes (a) 838,761 shares underlying options held by executive officers and directors that are currently exercisable or exercisable within 60 days after the date as of which information in this table is provided, (b) 19,136 shares held by the ESOP for the benefit of such executive officers and directors, and (c) 110,496 shares held by The Mayer Greenberg Foundation, which Daniel Greenberg has the right to vote but as to which he disclaims beneficial ownership.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board has nominated the following seven persons as directors to serve until the next Annual Meeting, or until their successors have been duly elected and qualified. Each of the nominees is now a director of Electro Rent. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of Electro Rent. The seven nominees receiving the greatest numbers of votes at the meeting will be elected to the seven director positions. Our Board recommends that you vote FOR each of the nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s seven nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy. The schedule below sets forth with respect to each nominee for election (1) his or her age, (2) when he or she first became a director, and (3) his or her occupation and business experience during the past five years.

Name and Principal Occupation	Age	Director Since
Gerald D. Barrone(1)	73	1987
Retired
Nancy Y. Bekavac(2)	57	1992
President, Scripps College
Karen J. Curtin(3)	49	2004
Principal, Dulcinea Ventures
Daniel Greenberg(4)	63	1976
Chief Executive Officer and Chairman of the Board of Electro Rent
Joseph J. Kearns(5)	62	1988
President, Kearns Associates, an investment consulting firm
S. Lee Kling(6)	75	1996
Chairman of the Board of Kling Rechter & Co., a merchant banking corporation
James S. Pignatelli(7)	60	2002
Chairman, President and Chief Executive Officer of Unisource Energy Corporation

(1)	From 1991 until 1998 Mr. Barrone was a director of Coast Federal Bank.

(2)	Ms. Bekavac has been President of Scripps College since 1990.

(3)	Ms. Curtin has been a financial and marketing consultant to clients of Paradigm Group Ltd. since 2003, and in 2004 became a Principal in Dulcinea Ventures, a start up venture capital fund. From 1998 to 2002, Ms. Curtin was Executive Vice President for Bank of America.

(4)	See “Principal Shareholders.”

(5)	From 1982 to 1998 Mr. Kearns was Vice President and Chief Financial Officer of the J. Paul Getty Trust. He is a director of the Morgan Stanley Funds.

(6)	Mr. Kling is a director of Bernard Chaus, Inc., Engineered Support Systems, Inc., Falcon Products, Inc., Kupper Parker Communications, Inc. and National Beverage Corp.

(7)	Mr. Pignatelli has been Chairman, President and Chief Executive Officer of Unisource Energy Corporation since 1998. He is a director of KFX, Inc.

Executive Officers.

     The schedule below sets forth the name, age and office or offices of each of our executive officers. No executive officer is related by blood, marriage or adoption to any other executive officer, director or nominee for director. Each executive officer has been employed by Electro Rent for more than five years.

			Held Office or
Name	Age	Office or Offices	Offices Since
Daniel Greenberg	63	Chairman of the Board and Chief Executive Officer	1979
Gary B. Phillips	52	Senior Vice President	1983
Steven Markheim	51	Vice President, Administration and Secretary	1987
Craig R. Jones	58	Vice President and Chief Financial Officer	1990
Richard E. Bernosky	48	Vice President, Product Management	1993
Dennis M. Clark	50	Vice President and General Manager — Computer Products and Services Group	1994
Thomas A. Curtin	51	Vice President, Sales — Eastern Region and Canada	1994
Ronald J. Deming	55	Vice President, Distribution and Technical Services	1998
Craig R. Burgi	51	Vice President, Sales — Computer Products	1998
John Hart	55	Vice President, Sales — Western Region	1998
Peter M. Shapiro	60	Vice President, Human Resources	1998

Board and Committees.

     The Board of Directors of the Company held a total of five meetings during fiscal 2004 and acted once by written consent. All our directors are expected to attend each meeting of the Board and the committees on which they serve and are encouraged to attend annual stockholder meetings, to the extent reasonably possible. Overall attendance by the nominees at board and committee meetings was approximately 94%, and no nominee attended less than 75% of the meetings of the Board and applicable committees in fiscal 2004. Ms. Curtin was appointed to the Board on April 8, 2004 and, since her appointment, she has attended all Board meetings and all of the meetings of the committees on which she sits. All of the nominees other than Ms. Curtin (who was not then a director) attended the 2003 Annual Stockholders’ Meeting.

     Director Compensation. Directors who are employees receive no additional compensation for their services as directors. Directors who are not employees are paid:

•	An annual cash retainer of $20,000, which a director may elect to defer in exchange for options under the 1996 Director Stock Option Plan as described below.

•	$1,000 for each board meeting which he or she attends.

•	$1,000 for each meeting of the Compensation and Audit Committees which he or she attends.

     The Chairman of our Audit Committee receives an additional retainer of $3,000 per year.

     Upon election to the Board for the first time, each non-employee director receives a stock option covering 5,000 shares of our Common Stock. Each director who is reelected receives an additional stock option covering 2,000 shares of our Common Stock. These options have a five year term, are granted at not less than the current fair market value, and vest over the following two years.

     Audit Committee. The Audit Committee’s primary function is to review the financial information to be provided to Electro Rent’s shareholders, the financial reporting process, the system of internal controls, the audit process and Electro Rent’s process for monitoring compliance with laws and regulations. The Audit Committee’s current charter is attached as Annex A to this Proxy Statement.

     Audit Committee Charter. Under our Audit Committee Charter, the Audit Committee is solely responsible for:

•	Hiring and firing the independent auditors for Electro Rent;

•	Resolving any disagreement between the auditors and management; and

•	Approving all non-audit services performed by Electro Rent’s auditors, subject to a de minimis exception.

     With respect to the committee’s membership:

•	The members of the Audit Committee are Joseph J. Kearns, Gerald D. Barrone and S. Lee King, and our Board has affirmatively determined that the members of the Audit Committee are “independent,” meaning that no member has a material relationship with Electro Rent (either directly or as a partner, shareholder or officer of an organization that has a relationship with Electro Rent).

•	Our Board has determined that the Chair of the Audit Committee, Mr. Kearns, is an audit “financial expert” under the rules issued by the SEC and the NASD.

•	No member of the Audit Committee sits on audit committees for more than two other public companies, except for Mr. Kling, whose appointment to the Audit Committee has been explicitly approved by the Board.

•	Each member of the Audit Committee has one vote.

•	No Audit Committee member receives any compensation from Electro Rent other than as a director and/or as a member of any committee appointed by the Board.

     In performing its duties, the Audit Committee seeks to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of Electro Rent. The Audit Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discuss information and concerns. In carrying out its oversight duties, among other things, the Audit Committee:

•	Meets in an executive session at least quarterly, or more frequently as circumstances dictate.

•	Inquires quarterly of the independent auditors of their views about Electro Rent’s choices of accounting principles and how disclosure practices may affect public views and attitudes about Electro Rent.

•	Reviews at least quarterly with financial management and the independent auditors (a) the financial statements contained in the quarterly and annual reports to shareholders; (b) critical financial reporting issues, policies and practices, (c) significant period-end adjustments; and (d) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of our accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

•	Reviews with financial management and the independent auditors quarterly and annual earnings releases and press releases containing historical or forward-looking financial information before the reports are filed with the SEC, or other regulators, or the releases are published.

     Audit Committee Meetings in fiscal 2004. The Audit Committee met five times during fiscal 2004.

REPORT OF THE AUDIT COMMITTEE*

     The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The Audit Committee reviewed and discussed the audited financial statements for fiscal 2004 with the management of the Company.

     The Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards 61.

     The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the independent auditors their independence.

     Based upon the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K (as incorporated by reference from the Company’s annual report to shareholders).

Dated: August 18, 2004

AUDIT COMMITTEE

Joseph J. Kearns, Chairman
Gerald D. Barrone
S. Lee Kling

Nominating and Governance Committee.

     All of the Board members except Mr. Greenberg serve as members of the Nominating and Governance Committee. The Chair of the Nominating and Governance Committee is Ms. Bekavac. The Board of Directors has determined that all members of the Nominating and Governance Committee are independent directors under the listing standards of NASDAQ. The Nominating and Governance Committee met three times during fiscal 2004. The slate of directors included in this Proxy Statement was selected by the Nominating and Governance Committee. The Nominating and Governance Committee’s current charter is attached as Annex B to this Proxy Statement.

     Duties. The Nominating and Governance Committee manages the process for evaluating the performance of our Board and for nominating candidates (including current Board members) at the time for election by the shareholders after considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of existing Board members to be re-nominated. As appropriate, the Nominating and Governance Committee reviews director compensation levels and practices, and recommends, from time to time, changes in such compensation levels and practices to Board. The Nominating and Governance Committee also:

* This report of the Audit Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	Reviews the definition of independent director;

•	Investigates potential conflicts of interest and related party transactions by directors and executive officers;

•	Recommends committee assignments; and

•	Reviews our Code of Business Conduct and Ethics, corporate governance guidelines and committee charters.

     Nominations. On at least an annual basis, the Nominating and Governance Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Nominating and Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nominating and Governance Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating and Governance Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nominating and Governance Committee may recommend to the Board the election or nomination of a candidate.

     Identifying and Evaluating Nominees for Director. Candidates for independent Board members have typically been found through recommendations from directors or others associated with the Company. The Nominating and Governance Committee will consider nominations for directors from shareholders. Such nominations should be sent to our Corporate Secretary, and include the name and qualifications of the nominee. All such recommendations will be brought to the attention of the Nominating Committee. Stockholders must submit nominees for election to the Board at the Company’s 2005 Annual Meeting of Stockholders on or before April 30, 2005.

     Minimum Requirements. The Nominating and Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as independence; relevant, non-competitive experience; and strong communication and analytical skills.

     General Considerations. In any given search, the Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the perceived needs of the Company. The Nominating and Governance Committee believes that it is necessary for at least one independent Board member to possess financial expertise. However, during any search the Nominating and Governance Committee reserves the right to modify its stated search criteria for exceptional candidates.

     The Company believes that all of the nominees for election to our Board meet the minimum requirements and general considerations outlined above.

     All of the nominees for election to our Board have previously served as Electro Rent directors.

Compensation and Stock Option Committee.

     All of the Board members, except Mr. Greenberg, serve as members of the Compensation Committee. The Chair of the Compensation Committee is Mr. Kling. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the listing standards of NASDAQ. The Compensation Committee met twice during fiscal 2004.

     Duties. The Compensation and Stock Option Committee (the “Compensation Committee”) is generally responsible for:

•	Assisting in developing and evaluating potential candidates for executive positions, and overseeing the development of executive succession plans

•	Reviewing the performance of our officers, in particular our Chief Executive Officer;

•	Approving the compensation of officers.

•	Making recommendations to the Board regarding amounts of or changes in compensation including:

•	Bonuses.

•	Stock options.

•	Other management incentives.

•	Granting options under our 2002 Stock Option Plan (the “2002 Option Plan”) and our 1996 Stock Option Plan (the “1996 Option Plan”), and administering our 1990 Stock Option Plan (the “1990 Option Plan”) and our Stock Option Deferred Compensation Plan (the “Deferred Option Plan,” and together with our 2002 Option Plan, our 1996 Option Plan and our 1990 Option Plan, our “Option Plans”). Our Option Plans are described below under “Executive Compensation.” All outstanding options on January 14, 2004 were upwardly adjusted by 362,922 options. (See “Stock Options Plans” below)

Director Option Plan Committee.

     Our 1996 Director Option Plan (the “Director Option Plan”) permits the grant of nonstatutory stock options covering a maximum of 100,000 shares to our directors who are not employed by Electro Rent or its subsidiaries. Such options are exercisable during the lifetime of the optionee only by the optionee and are not transferable by the optionee other than by will or by the laws of descent and distribution.

     Non-employee directors receive options under the Director Option Plan by electing to defer all or a portion of their annual retainer and receive nonqualified options equivalent to the amount of the deferred director’s fees divided by 75% of the fair market value per share on the date of grant. Upon exercise of the options, the director pays 25% of the fair market value per share on the date of grant. The term of an option granted under this plan is five years. The Director Option Plan Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can an option be exercised before the first anniversary of the date of grant. Upon exercise of any option granted under the Director Option Plan, the exercise price must be paid in cash.

     Mr. Greenberg, who is ineligible to receive options under the Director Option Plan, is the only member of the Director Stock Option Committee. Mr. Greenberg adopted one written consent in fiscal 2004 pursuant to which options to purchase 4,256 shares of Common Stock were granted under the Director Option Plan during fiscal 2004.

Communications to the Board

     Stockholders may contact any of our directors by writing to them c/o Electro Rent Corporation, attention: Company Secretary, 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. Stockholders and employees who wish to contact the Board or any member of the Audit Committee to report questionable accounting or auditing matters may do so anonymously by using the address above and designating the communication as “confidential.” Alternatively, concerns may be reported to the following e-mail address: “auditcom@electrorent.com.” This e-mail address is a special e-mailbox to report concerns to the appropriate persons for proper handling. Communications raising safety, security or privacy concerns, or matters that are otherwise improper, will be addressed in an appropriate manner.

Code of Ethics

     The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to the Company’s principal executive officer and principal financial officer. The Code of Ethics is designed to promote honest and ethical conduct, full, fair, accurate and timely public disclosure, compliance with all applicable laws, and prompt internal reporting of violations of the Code of Ethics to a person identified in therein. Stockholders may obtain a copy of the Company’s Code of Ethics without charge. Requests should be addressed to our principal office, attention: Steven Markheim, Secretary.

Compliance With Section 16 of the Securities Exchange Act of 1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, as well as persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of reports filed with the SEC and submitted to the Company and on written representations by certain directors and executive officers of the Company, the Company believes that all of the Company’s directors and executive officers filed all required reports on a timely basis during the past fiscal year, except that Karen J. Curtin was late in filing one report, on covering her appointment as a director of the Company.

Transactions With Management.

     Mr. Greenberg personally rents a total of approximately 500 square feet of space in our buildings located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512 and 15387 Oxnard Street, Van Nuys, CA 91411-2506, at rates comparable to those paid by other third party tenants.

EXECUTIVE COMPENSATION

     The summary compensation table set forth below reflects information concerning annual and long-term compensation we paid to our chief executive officer and to each of the other four most highly compensated executive officers (the “Named Executive Officers”) for their services to Electro Rent and its subsidiaries in all capacities for the fiscal years ended May 31, 2004, 2003 and 2002.

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
				Other	Restricted			All Other
				Annual Comp-	Stock		LTIP	Compen-
Name and Principal Position	Year	Salary($)	Bonus($)	ensation($)(1)	Award(s)($)	Options(#)	Payouts ($)	sation($)(2)
Daniel Greenberg	2004	$385,000	$120,000	0	0	0	0	$19,510
Chairman of the Board and	2003	385,000	80,000	0	0	120,000	0	22,458
Chief Executive Officer	2002	385,000	115,000	0	0	0	0	25,196

Gary B. Phillips	2004	$210,000	$95,000	0	0	0	0	$9,120
Senior Vice President	2003	210,000	55,000	0	0	50,000	0	9,962
	2002	210,000	70,000	0	0	0	0	11,933

Steven Markheim	2004	$195,000	$85,000	0	0	0	0	$8,104
Vice President and	2003	195,000	45,000	0	0	40,000	0	9,274
Secretary	2002	195,000	60,000	0	0	0	0	13,254

Craig R. Jones	2004	$150,000	$36,000	0	0	0	0	$9,638
Vice President and	2003	150,000	$18,000	0	0	20,000	0	9,307
Chief Financial Officer	2002	150,000	25,000	0	0	0	0	7,687

Dennis M. Clark	2004	$135,000	$35,000	0	0	0	0	$7,346
Vice President	2003	135,000	25,000	0	0	18,000	0	6,945
	2002	135,000	32,000	0	0	0	0	6,927

(1) The value of perquisites and other personal benefits has not been included for fiscal years 2004, 2003 and 2002, since the value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(2) All Other Compensation for fiscal year 2004 includes the following for Messrs. Greenberg, Phillips, Markheim, Jones and Clark: (i) Company matching contributions to the 401(k) Savings Plan of $5,840, $6,509, $6,080, $5,689 and $5,418 for each Named Executive Officer, respectively, (ii) Company contributions to the Supplemental Executive Retirement Plan of $5,118, $772, $554, $0 and $0 on behalf of the Named Executive Officers, respectively, to match a portion of 2004 pretax elective deferred contributions (included under salary) made by each person to such plans, and (iii) Electro Rent payments of term life insurance premiums of $8,552, $1,839, $1,470, $3,949 and $1,928 on behalf of the Named Executive Officers, respectively.

Stock Option Plans.

     Option Plans. The Company is currently authorized to issue options to its officers, employees, directors and consultants of the Company under the 2002 Option Plan and the 1996 Option Plan. Options to purchase 10,000 shares were granted in fiscal 2004, all under the 2002 Option Plan. In fiscal 2004 362,962 additional Options were issued to existing optionholders as an antidilution adjustment in connection with the Extraordinary Distribution, described in more detail below. At May 31, 2004, the 2002 Option Plan had options covering 590,893 shares of Common Stock outstanding and 1,035,083 shares available for future grants and the 1996 Option Plan had options covering 506,620 shares of Common Stock outstanding and 134,092 shares available for future grants. In addition, options to purchase an aggregate of 144,514 shares of Common Stock remain outstanding under the Company’s 1990 Stock Option Plan, although no new options may be issued under that plan.

     The Option Plans are administered by the Compensation Committee. Members of that Committee receive only the standard annual option grants applicable to all non-employee Directors. Each option is evidenced by written agreement in a form approved by the Compensation Committee. No options granted under the Option Plans are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

     Under the Option Plans, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of Electro Rent’s capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 85% of the fair market value of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Compensation Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options. Upon exercise of any option granted under the Option Plans, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

     Director Option Plan. The Director Option Plan permits the grant of nonstatutory stock options to our directors who are not employed by Electro Rent or its subsidiaries. At May 31, 2004, the Director Option Plan had 42,739 shares of Common Stock remaining for future grants.

     The Director Option Plan is administered by Mr. Greenberg, who is ineligible to receive options under the plan. Each option is evidenced by written agreement in a form approved by the Director Option Plan Committee. No options granted under the Director Option Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

     Under the Director Option Plan, non-employee directors may elect to defer all or a portion of their annual retainer and receive nonqualified options equivalent to the amount of the deferred director’s fees divided by 75% of the fair market value per share on the date of grant. Upon exercise of the options, the director pays the remaining 25% of the fair market value per share on the date of grant. The term of an option granted under this plan is five years. The Director Option Plan Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can an option be exercised before the first anniversary of the date of grant. Upon exercise of any option granted under the Director Option Plan, the exercise price must be paid in cash.

     Adjustment of Stock Options. In January of 2004, the Company made an extraordinary distribution of $4.00 per share (“Extraordinary Distribution”). In December 2003, before the Extraordinary Distribution, our stockholders approved a proposal to add certain antidilution language to each of our existing option plans, so that the exercise price per share of each outstanding stock option is reduced by an amount equal to the aggregate extraordinary distributions and dividends (including the Extraordinary Distribution) that would have been paid had the shares received on exercise been issued and outstanding since the date of grant. Accordingly, the exercise price per share of each outstanding stock option upon the Extraordinary Distribution was proportionally reduced. The adjustment maintained a consistent aggregate intrinsic value of each award immediately after the change compared to the aggregate intrinsic value of the award immediately before the adjustment. To avoid “variable accounting” treatment for adjusted options, the proposal also granted the Board authority to limit any reduction in the exercise price, and to increase the number of shares covered by any option, as the Board may determine is necessary. To preserve the intrinsic value of the already outstanding options, these options were upwardly adjusted by 362,922 options (such options, the “Adjustment Options”).

     The following table sets forth certain information, as of May 31, 2004, concerning shares of common stock authorized for issuance under all of the Company’s equity compensation plans.

			Number of securities
			remaining available for
	(a)	(b)	issuance under equity
	Number of securities to	Weighted-average	compensation plans
	be issued upon exercise	exercise price of	(excluding securities
	of outstanding options,	outstanding options,	reflected in
Plan Category	warrants and rights	warrants and rights(1)	column (a))
Equity compensation plans approved by security holders	1,271,737	$8.58	1,211,914 (2)
Equity compensation plans not approved by security holders	0	0	0
Total	1,271,737	$8.58	1,211,914

(1) The weighted average exercise price of outstanding warrants, options and rights reflects the downward adjustment of $4.00 per share to protect against dilution resulting from the Extraordinary Distribution. Antidilution protection was granted to all warrant and optionholders.

(2) This number includes 1,035,083 shares of common stock reserved for issuance under the 2002 Option Plan, 134,092 shares available for issuance under the 1996 Option Plan and 42,739 shares available for issuance under the Director Option Plan. It does not include shares under the 1990 Stock Option Plan, under which no new options may be granted.

Option Grants in Last Fiscal Year.

     Other than 362,922 Adjustment Options, no options were granted to any of the Named Executive Officers under the Company’s 1996 or 2002 Option Plans during fiscal year ended May 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes for each of the Named Executive Officers the number of stock options exercised during fiscal 2004, the aggregate dollar value realized upon exercise, the total number of unexercised options held at May 31, 2004, and the aggregate dollar value of in-the-money, unexercised options held at May 31, 2004. “Value Realized” is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. “Value of Unexercised, In-The-Money Options at Fiscal Year-End” is the difference between its exercise or base price and the fair market value of the underlying stock on May 31, 2004, which was $10.91 per share. The values in that column, unlike the amounts set forth in the column headed “Value Realized,” have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; actual gains, if any, on exercise will depend on the value of our Common Stock on the date of exercise. There can be no assurance that these values will be realized.

					Value of Unexercised
			Number of Unexercised		In-the Money Options
	Shares Acquired	Value	Options at Fiscal Year-End(#)		at Fiscal Year-End ($)(1)
Name	on Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel Greenberg	0	$0	55,000	110,108	$148,249	$296,499
Gary B. Phillips	20,000	$123,250	144,414	49,662	$393,553	$132,863
Steven Markheim	0	$0	139,826	40,486	$381,198	$108,154
Craig R. Jones	0	$0	36,020	20,415	$57,094	$54,501
Dennis M. Clark	0	$0	30,972	18,580	$51,197	$49,560

(1) In-the-Money Options are those where the fair market value of the underlying securities exceeds the exercise or base price of the option. The value of unexercised in-the-money Options reflects the downward adjustment of the exercise price by $3.19 per share to protect against dilution resulting from the Extraordinary Distribution. Antidilution protection was granted to all warrant and optionholders.

Other Employee Benefit Plans.

     We maintain a Savings Plan (the “401(k) Plan”), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and a frozen Employee Stock Ownership Plan. Under Section 401(k) of the Code, contributions by employees or by us to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and our contributions will be deductible by us when made.

     All of our employees who have attained 18 years of age become eligible to participate in the 401(k) Plan after one year of employment. We have the option to match contributions of participants at a rate determined by our management each year. For participants with three or more years of service, we also may elect to make additional discretionary matching contributions in excess of the rate elected for participants with less than three years of service.

     Cash contributions by the Company to our 401(k) Plan were $281,000, $335,000 and $441,000 for fiscal years 2004, 2003 and 2002, respectively. Most of these contributions are based on a formula for matching employee contributions, while a portion is a discretionary contribution determined annually by our Board, which is then split among the Company’s employees based on applicable law.

Employment Agreements.

     Our CEO. Daniel Greenberg, our CEO, is employed pursuant to a written employment contract containing a rolling three year term. We entered into this employment agreement in 1986 and amended this agreement in November 1988. The agreement was further amended and restated in July 1992, and further amended in October 2001. None of our other executive officers is employed pursuant to a formal written employment agreement. The terms of the employment agreement of Mr. Greenberg are described in the report of our Compensation Committee.

     Compensation. For the fiscal year ended May 31, 2004 Mr. Greenberg was paid:

•	Base salary of $385,000.

•	Bonus of $120,000.

•	Fringe benefits comparable to those received by salaried employees generally (not exceeding in the aggregate 10% of his base salary).

     Mr. Greenberg’s employment agreement was amended in October 2001 to provide that during his employment with the Company, and thereafter, the Company would maintain medical coverage, consistent with the standard of coverage currently available to him, for (i) himself and his spouse for as long as they each shall live, and (ii) Mr. Greenberg’s dependant children until each child reaches the age of 24, unless prior to that time the child has become disabled, in which case the Company shall maintain insurance with respect to that child for as long as he/she shall live.

     During the May 31, 2004 fiscal year Mr. Greenberg did not exercise any stock options.

     Retirement of our former President and Chief Operating Officer. Prior to his retirement from his positions as President, Chief Operating Officer and a member of the Board as of January 5, 2004, William Weitzman was employed by the Company under an employment agreement containing substantially similar terms to the employment agreement for Mr. Greenberg. In connection with his retirement, the Company entered into a Retirement Agreement with Mr. Weitzman and his wife. Pursuant to his Retirement Agreement, Mr. Weitzman received a lump sum cash payment of $2,055,000 in full satisfaction of all severance due to him under his employment agreement and will receive cash in each of 2004, 2005 and 2006 in the amount equal to the Company’s contribution to its 401(k) and SERP plans, to the extent such cash payments would have made for the account of Mr. Weitzman had he remained employed with the Company through the time of those contributions. Additional benefits Mr. Weitzman will receive include medical and dental care coverage equal to the coverage he and his family received while he was the Company’s President and Chief Operating Officer, as well as any other benefits to which Mr. Weitzman or his family may otherwise be entitled.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or was an Electro Rent officer or employee, or is related to any other member of the Compensation Committee, or any member of the Board, or any Electro Rent executive officer by blood, marriage or adoption.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Compensation Philosophy.

     In designing compensation programs, the Compensation Committee believes that compensation should reflect the value created for shareholders while supporting the Company’s strategic goals. In doing so, the compensation programs reflect the following principles:

•	Compensation should be meaningfully related to the value created for shareholders.

•	Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

•	Compensation programs should reflect and promote the Company’s values, and reward individuals for outstanding contributions to the Company’s success.

     Executive compensation has consisted of three parts: base compensation, bonuses and stock options.

     In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to the Company’s success, the Compensation Committee’s general approach to compensating executives is to pay cash salaries which are commensurate with the executives’ experience and expertise and, where relevant, are comparable with the salaries paid to executives in competitive businesses. Consequently, base salaries for the Company’s executives have been determined as part of the total compensation package by reference to such factors as salary history, competitive factors in the market, and relative merit. In recommending base compensation, the Compensation Committee has periodically called upon compensation consultants to submit compensation data from comparable companies, but did not do so in fiscal 2004, believing that the benefits would not be justified by the costs. Given current market conditions, both for executives and for the Company, the Compensation Committee decided not to give raises to any executive officers of the Company for fiscal 2004.

     The Compensation Committee recommends bonus awards on an annual basis taking into consideration all relevant factors including the performance of the particular executive and the success of management generally in carrying out the objectives of the Company. During fiscal 2004, the Company’s personnel worked diligently in improving operating efficiencies, resulting in substantial reductions of selling, general and administrative costs. As a result, the Company was profitable in each quarter of the fiscal year. In addition, while the Company’s revenues decreased during fiscal 2004 from those in 2003, its net income increased. Accordingly, the Compensation Committee awarded management bonuses for fiscal 2004, with an increase in the overall bonus pool by approximately the same percentage as the percentage increase in the Company’s net income before income taxes and the impact of the write-off of goodwill.

     The Compensation Committee grants stock options to key employees of the Company, including Company Executives, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and to attract new employees with outstanding qualifications. In granting stock options, the Compensation Committee confers with senior management. No options were granted to employees during fiscal 2004.

     Our Directors received standard annual grants to directors under the 2002 Option Plan (5,000 shares on initial election and 2,000 shares on reelection) and options for deferral of director fees under the Director Option Plan.

* This report of the Compensation and Stock Option Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Procedure.

     In the first quarter of each fiscal year the Compensation Committee meets to review executive compensation and to make recommendations for executive bonuses for the fiscal year ended the preceding May 31st and base compensation for the then current fiscal year.

     The Chief Executive Officer gives the Compensation Committee a report and recommendation respecting each of the executives other than himself. He also supplies the Compensation Committee with whatever information the Compensation Committee requests concerning his own performance and any other aspects of the Company’s operations which might be relevant in fixing or recommending compensation for the Chief Executive Officer.

     The Compensation Committee fixes the compensation by appropriate resolutions.

The Chief Executive Officer.

     In 1986 the Company entered into a written Executive Employment Agreement with Daniel Greenberg, the Chief Executive Officer. This agreement was amended in November 1988 and was further amended and restated in July 1992. The amended and restated employment agreement of Mr. Greenberg was later amended by Amendment No. 1 in October 2001.

     In its present form the Agreement provides for a three year rolling term at a base salary of not less than $300,000. The contract provides that the base salary is adjusted annually based upon the consumer price index and may be increased at any time by the Board or the Compensation Committee. Consistent with its actions with the other officers of the Company, the Compensation Committee increased the base salary for Mr. Greenberg for 2005 to $385,000.

     The Agreement provides that the Executive shall be entitled to receive bonuses and incentive compensation each year in addition to his base salary. In determining the amount of such bonus and incentive compensation, consideration is to be given to all pertinent factors including, but not limited to, the following:

“...historic policies and practices, business revenues, business profits, the quality of the Executive’s performance and the value of his contributions to the Company, the prevailing compensation levels for comparable executive officers in businesses of size, complexity and/or character similar to those of the Company.”

     For fiscal 2004, based on these factors and the Compensation Committee’s general analysis of the Company’s performance outlined above, Mr. Greenberg received a bonus of $120,000.

     Mr. Greenberg is also entitled to receive employee benefits comparable to those provided to its senior executives; family health care benefits upon retirement; and to certain other payments and benefits in case of the Executive’s involuntary termination including such termination following a change of control. A “change of control” is defined to include a transaction in which any person or entity becomes the beneficial owner, directly or indirectly, of 20% or more of the Company’s Common Stock. According to an amendment filed to a Schedule 13G on February 13, 2004, Private Capital Management, a passive investor in the Company, beneficially owns Common Stock aggregating more than 20% of the total outstanding Common Stock.

     No other executive officer of the Company is employed pursuant to a formal written employment agreement.

Retirement of our Former President and Chief Operating Officer.

     Prior to his retirement from his positions as President and Chief Operating Officer as of October 9, 2003, William Weitzman was employed by the Company under an employment agreement containing substantially similar terms to the employment agreement for Mr. Greenberg. Pursuant to his Retirement Agreement, Mr. Weitzman received a lump sum cash payment of $2,055,000 in full satisfaction of all severance due to him under his employment agreement and will receive cash in each of 2004, 2005 and 2006 in the amount equal to the Company’s contribution to its 401(k) and SERP plans, to the extent such cash payments would have made for the account of Mr. Weitzman had he remained employed with the Company through the time of those contributions. Additional benefits Mr. Weitzman will receive include medical and dental care coverage equal to the coverage he and his family received while he was the Company’s President and Chief Operating Officer, as well as any other benefits to which Mr. Weitzman or his family may otherwise be entitled.

Dated: August 18, 2004

COMPENSATION AND STOCK OPTION COMMITTEE

S. Lee Kling, Chairman
Gerald D. Barrone
Nancy Y. Bekavac
Karen J. Curtin
Joseph J. Kearns
James S. Pignatelli

COMPARISON OF TOTAL SHAREHOLDER RETURN

     This graph compares our total shareholder return with (1) the NASDAQ (US) Index, (2) the Russell 2000 Index, and (3) the composite prices of the companies listed by Value Line, Inc. in its Industrial Services Industry Group (“Peer Group”). Our Common Stock is listed in both the Russell 2000 Index and the Industrial Services Industry Group. The comparison is over a five year period, beginning May 31, 1999 and ending May 31, 2004. The total shareholder return assumes $100 invested at the beginning of the period in our Common Stock and in each index. It also assumes reinvestment of all dividends.

Cumulative Five Year Total Return
Value of $100 Invested on May 31, 1999
Fiscal Years Ended May 31

	1999	2000	2001	2002	2003	2004
Electro Rent Corporation	100	86	128	102	82	124
NASDAQ Stock Market (US)	100	164	83	68	60	82
Russell 2000	100	109	116	115	106	138
Value Line Industrial Services	100	115	122	103	85	108

PROPOSAL 2

APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     Our Audit Committee, with the ratification of both our Board and our shareholders selected the accounting firm of Deloitte & Touche LLP (“D&T”) as Electro Rent’s independent auditors for the fiscal year ended May 31, 2004. The Audit Committee and the Board have selected D&T as Electro Rent’s independent auditors for the fiscal year ended May 31, 2005, and that selection is now being submitted to the shareholders.

     Audit Fees. We entered into an agreement with D&T on April 30, 2002, which was modified on April 10, 2003, fixing our aggregate fees at $125,000 for professional services rendered by D&T for the audit of our annual financial statements for the fiscal year ended May 31, 2004 and for the review of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year. These fees also include advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

     Audit-Related Fees. All such fees are reported under the above paragraph entitled “Audit Fees.”

     Tax Fees. This category consists of professional services rendered by D&T for tax compliance and tax consulting. Aggregate fees billed by D&T for tax services rendered to Electro Rent, other than those described above under “Audit Fees,” during the fiscal year ended May 31, 2004 were $29,380.

     All Other Fees. None

     Attendance of Annual Meeting. A representative of D&T will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

Vote Required; Recommendation of the Board

     Proposal 2 must be approved by the shareholders holding (i) a majority of shares present, or represented, and voting at the Annual Meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal.

     Notwithstanding the approval by the shareholders of the appointment of D&T, the Audit Committee may, if the circumstances warrant, appoint other independent auditors.

     THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED MAY 31, 2005.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR PRESENTATION AT 2005 ANNUAL MEETING

     Any proposal which a shareholder wishes to have presented for consideration at the 2005 Annual Meeting, including any shareholder director nominees, must be received at our principal office, attention: Steven Markheim, Secretary, no later than April 30, 2005.

OTHER MATTERS

     As of the date of this proxy statement the Board does not intend to present, and has not been informed that any other person intends to present, any other matter for action at this meeting. If any other matter properly comes before the meeting, the holders of the proxies will act in each instance in accordance with their best judgment.

     In addition to the solicitation of proxies by mail, certain of our employees, without extra remuneration, may solicit proxies. We also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for the cost of forwarding the material. We will bear the cost of solicitation.

     Copies of our 2004 Annual Report are being mailed to shareholders. Additional copies and additional information, including our Annual Report on Form 10-K, filed with the SEC may be obtained by any shareholder without charge. Requests should be addressed to our principal office, attention: Steven Markheim, Secretary.

By order of the Board

/s/ Steven Markheim
Steven Markheim
Secretary

Van Nuys, California
August 18, 2004

ANNEX A

AUDIT COMMITTEE CHARTER

Overview

     The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) shall assist the Board in fulfilling its financial oversight responsibilities. Its primary function shall be to review the financial information which will be provided to the shareholders and others, the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations.

     To assure the appropriate division of labor in corporate governance, the Committee must draw a line between its oversight role and management’s role in managing the affairs of Electro Rent. The Committee is intended to oversee, but not replace, management’s own efforts. Accordingly, the Committee will initiate reviews of Electro Rent’s financial reporting processes and systems, but it is the responsibility of management and the independent auditors to bring to the attention of the Committee any failures, irregularities, or other problems within those processes and systems that may arise from time to time.

     In performing its duties, the Committee will seek to maintain free and open communication between the Board, the independent auditors, the internal auditors and the financial management of Electro Rent. The Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discuss information and concerns.

Committee Composition

     Committee Comprised Solely of Independent Directors. The Committee shall be comprised of at least three “independent” directors in accordance with the rules of the SEC and NASDAQ. If at any time the Committee is composed of fewer than three independent directors, such lesser number will constitute the Committee until the Board appoints a successor or successors. For a director to be deemed “independent,” the Board must affirmatively determine the director has no material relationship with Electro Rent (either directly as a partner, shareholder or officer of an organization that has a relationship with Electro Rent). “Independence” also requires a three-year cooling-off period for directors who are or were (or had a family member who is or was) an employee of Electro Rent, or of its independent auditors. If future SEC or NASD rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations.

     Member Qualifications. Each Committee member must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

     One Committee Member must be a “Financial Expert.” At least one member of the Committee designated by the Board must have accounting or financial management experience sufficient to qualify as a “financial expert” under the rules issued by the SEC and the NASD.

     Additional Limitation. No member of the Committee may sit on audit committees for more than two other public companies unless explicitly approved by the Board and proper disclosure is made in Electro Rent’s proxy statement.

     Chairperson. The Committee shall be composed solely of “independent” directors in accordance with the rules of the SEC and NASDAQ. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

Annex A - 1

Compensation

     Committee members may not receive any direct or indirect compensation from Electro Rent other than as a director.

Sole Authority for Retaining Auditors and Other Financial Professionals

     The Committee will have the sole power to:

•	Hire and fire the independent auditors to audit the financial statements of Electro Rent and its divisions and subsidiaries, based on the Committee’s judgment of the independent auditors’ independence and effectiveness, as well as to approve all fees and engagement terms;

•	Resolve any disagreement between the auditors and management; and

•	Pre-approve all non-audit services performed by Electro Rent’s auditors, subject to a de minimis exception for expenditures for non-audit services which total less than 5% of total fees paid by Electro Rent to its auditors during the fiscal year. In doing so, the Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors’ independence. The Committee will not approve any of the Prohibited Services listed on Appendix A to this document, and, in making a business judgment about particular non-audit services, the Committee will consider the guidelines contained in Appendix A to this document.

Oversight Responsibilities

     The Committee will have oversight responsibility to:

•	Review with financial management and the independent auditors the quarterly and annual earnings releases and press releases containing historical or forward-looking financial information before the reports are filed with the Securities and Exchange Commission, or other regulators, or the releases are published. In doing so, the Committee will review with financial management and the independent auditors (i) the financial statements contained in the quarterly and annual reports to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders; (ii) Electro Rent’s critical financial reporting issues, policies and practices, including changes in or adoptions of accounting principles and disclosure practices, significant period-end adjustments and any other matters required to be communicated to the Committee by the auditors; and (iii) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of Electro Rent’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

•	Inquire quarterly of the independent auditors of their views about how Electro Rent’s choices of accounting principles and disclosure practices may affect public views and attitudes about Electro Rent.

•	Require the independent auditors to timely report to the Committee (i) any difficulties encountered in the course of their work, including any restriction on the scope of activities or access to required information, (ii) all alternative treatments of financial information within GAAP discussed by the independent auditors and management, the ramifications of each such alternative treatment and the accounting firm’s preferred treatment, and (iii) other material written communications between the accounting firm and Electro Rent’s management, such as any management letter or schedule of unadjusted differences.

Annex A - 2

•	Meet with the independent auditors and financial management of Electro Rent prior to any audit to review the scope of any proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors’ compensation. At the conclusion of the audit process, review the findings in the audit with the independent auditors and the cooperation that the independent auditors received during the course of their work.

•	At least annually, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Committees, and an explanation of the independent auditors’ internal quality control procedures and material issues (if any) raised in their peer review. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Committee, as the shareholders’ representatives, and that the Committee has the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

•	Review the performance of and succession planning for Electro Rent’s financial and accounting personnel.

•	Review and concur with the Board in the appointment, replacement, reassignment or dismissal of the Chief Financial Officer of Electro Rent.

•	Review the adequacy and effectiveness of the accounting and financial controls of Electro Rent. This should include a discussion with the independent auditors in which the Committee should review any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review communications received by Electro Rent from regulators and other legal and regulatory matters that may have a material effect on Electro Rent’s financial statements or compliance policies, as provided by management of Electro Rent.

•	Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management of Electro Rent has taken to minimize such risks.

•	Investigate any allegations of senior officers or directors which might violate the Code of Business Conduct and Ethics of Electro Rent.

•	Consider such other matters in relation to the financial affairs of Electro Rent and its accounts, and in relation to the external audit of Electro Rent, as the Committee may, in its discretion, determine to be advisable.

Policies and Procedures

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of Electro Rent meet or exceed all applicable legal and business standards. However, the Committee will:

Annex A - 3

•	Investigate any matter brought to its attention within the scope of its duties.

•	Obtain the approval of this Charter from the Board and review and reassess this Charter at least annually or as conditions dictate. The Charter will be included in Electro Rent’s Proxy Statement every three years or when significant amendments are made to it.

•	Meet in executive session at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will provide an opportunity for the independent auditors and management of Electro Rent to meet separately with the Committee, without members of the other group present.

•	Be governed by majority vote of its members.

•	Report the results of the annual audit to the Board and, if requested by the Board, invite the independent auditors to attend the Board meeting to assist in reporting the results of the annual audit or to answer the directors’ questions.

•	Report the results of and any recommendations from each Committee meeting to the Board and participate in an annual performance evaluation of the Committee.

•	Confirm in writing to the NASD annually or as otherwise required with respect to any changes on the Committee regarding independence, financial capabilities and the annual review and reassessment of the Committee Charter.

•	Affirm in Electro Rent’s Proxy Statement that the Committee has fulfilled its responsibilities during the year in compliance with the Charter.

     The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

Procedures for Responding to Concerns

     Every employee of or consultant to Electro Rent who has, or who hears expressed by another person, any concerns about the manner in which Electro Rent’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Committee is directed and strongly encouraged to report the matter promptly to any member of the Committee. The Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of Electro Rent. The Committee will not tolerate retaliation against any person who reports potential issues to the Committee in good faith.

     Any member of the Committee who receives such a complaint or inquiry shall notify the Chair of the Committee, who shall then notify the other members of the Committee. The Committee will then promptly decide on an appropriate methodology to investigate, understand and resolve the potential issue in a timely fashion. To do so, the Committee has the power to retain outside counsel, accountants and other professionals to assist in responding to and investigating any issue. After review and discussion in an executive session and (as the Committee deems necessary) with the Board and with outside counsel or other outside advisors, the Committee shall seek to promptly address the concerns and respond privately or publicly, as appropriate, to address the matter. The decision of the Committee in any such matter will be final and binding on Electro Rent without further action of the Board.

Annex A - 4

APPENDIX A TO AUDIT COMMITTEE CHARTER

     To help maintain internal accounting controls, the following non-audit services shall not be performed by Electro Rent’s independent auditors (“Prohibited Services”):

•	Bookkeeping or other services related to Electro Rent’s accounting records;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker, dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service not permitted by SEC or the NASDAQ regulations.

     Some factors which may be considered by the Committee when deciding whether to approve audit and non-audit services, which are not Prohibited Services, include:

     1. Whether the service facilitates the performance of the audit, improves Electro Rent’s financial reporting process, or is otherwise in the interest of Electro Rent and its shareholders.

     2. Whether the service is being performed principally for the Committee.

     3. The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Electro Rent’s financial reporting process.

     4. Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

     5. Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of Electro Rent’s business and operations.

     6. Whether the role of those performing the service would be inconsistent with the auditors’ role.

     7. Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management.

     8. Whether the auditors, in effect, would be auditing their own numbers.

     9. Whether the project must be started and completed very quickly.

     10. The size of the fee(s) for the non-audit service(s).

Annex A - 5

ANNEX B

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Responsibilities

     The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Electro Rent will be responsible for overseeing and, as appropriate, making recommendations to the Board regarding, membership and constitution of the Board and its role in overseeing the affairs of Electro Rent.

     In particular, the Committee will:

•	Review with the Board on an annual basis the appropriate skills and characteristics required on the Board in the context of the strategic direction of Electro Rent.

•	Review with the Board on an annual basis the appropriate skills and characteristics required of new Board members.

•	Manage the process for evaluating current Board members at the time they are considered for re-nomination, provide advice to those Board members based on these evaluations, and recommend to the Board whether those Board members should be re-nominated, after considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of those Board members to be re-nominated.

•	Solicit and receive recommendations for candidates for new directors, manage the process for evaluation of any candidates and recommend Board approval of any candidate deemed acceptable by the Committee. The Committee believes that all suggestion for nominee, regardless of the source, should be reviewed using the same approach.

•	Manage a process under which the full Board annually assesses its performance and develops recommendations for improvements.

•	As appropriate, review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to Board.

•	Review for the Board approval the definition of what constitutes an independent director, both for a board member and for an Audit Committee Member. The definition should be in compliance with relevant standards of regulators and listing bodies.

•	Investigate any potential conflict of interest by a director as assigned to it by the Board.

•	After receiving advice from the Chairman of the Board and the Chief Executive Officer and, considering the desires and qualifications of individual Board members, recommend committee assignments, including committee chairmanships, to the Board for approval.

•	On an annual basis, review and recommend changes to the Code of Business Conduct and Ethics of Electro Rent, and review and recommend to the Board any actions regarding potential conflicts of the interest raised with the Committee involving executive officers of Electro Rent.

•	Review and approve all related party transactions.

Annex B - 1

•	Establish regular meetings of independent members of the Board no less frequently than twice a year.

•	Review annually the corporate governance guidelines and committee charters and recommend to the Board any needed changes.

•	Keep abreast of the developments in the corporate governance field that might affect Electro Rent.

Committee Composition

     The Committee shall be comprised solely of “independent” directors. For a director to be deemed “independent,” the Board must affirmatively determine the director has no material relationship with Electro Rent (either directly or as a partner, shareholder or officer of an organization that has a relationship with Electro Rent). “Independence” also requires a three-year cooling-off period for directors who are or were (or had a family member who is or was) an employee of Electro Rent, or of its independent auditors. If future SEC or NASD rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

Policies and Procedures

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of Electro Rent meet or exceed all applicable legal and business standards. However, the Committee will:

•	Investigate any matter brought to its attention within the scope of its duties.

•	Obtain the approval of this Charter from the Board and review and reassess this Charter at least annually or as conditions dictate.

•	Meet in an executive session at least annually near the end of Electro Rent’s fiscal year, and more frequently as circumstances dictate.

•	Be governed by majority vote of its members.

•	Report the results of and any recommendations from each Committee meeting to the Board and participate in an annual performance evaluation of the Committee.

     The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors and to retain search firms and shall determine the extent of funding necessary for the payment of compensation to such persons.

Annex B - 2

ELECTRO RENT CORPORATION

6060 Sepulveda Boulevard
Van Nuys, California 91411-2512

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Daniel Greenberg and Joseph J. Kearns as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Electro Rent Corporation held of record by the undersigned on August 18, 2004 at the annual meeting of shareholders to be held on October 14, 2004, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING

THE ENCLOSED ENVELOPE

Ú DETACH PROXY CARD HERE Ú

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY (to vote for all nominees listed below)	☐	EXCEPTIONS

Director Nominees: G. D. Barrone, N.Y. Bekavac, K. J. Curtin, D. Greenberg, J. J. Kearns, S. L. Kling, J. S. Pignatelli

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS	_______________________________________________________________________________________________________________

2.	PROPOSAL TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP as the independent auditors of the corporation.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.			This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the seven nominees for directors and for proposals 2 and 3.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name appears of record on your stock certificates. When shares are held by joint tenants, both should sign.

Dated: , 2004

Signature

Title

Signature, if held jointly

When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please Detach Here

Ú  You Must Detach This Portion of the Proxy Card  Ú
Before Returning it in the Enclosed Envelope.